Exhibit 11. Statement Re Computation of Per Share Earnings

(In 000's, except per share data)

                                               Quarters ended September 30,
Primary                                                  1997                1996
Earnings:

Net earnings                                            $ 3,755             $ 3,633
Deduct dividends on preference stock                        629                 633

Net earnings applicable to common stock                 $ 3,126             $ 3,000

Shares:
Weighted average number of common
 shares outstanding                                      14,778              14,742
Dilutive effect of outstanding
 options and rights (as determined
 by the application of the treasury
 stock method at the average market
 price for the period)                                       76                 194
Weighted average number of shares
 outstanding, as adjusted                                14,854              14,936

Primary earnings per share                              $  0.21             $  0.20


Fully diluted
Earnings:
Net earnings                                            $ 3,755             $ 3,633
Deduct dividends on preference stock (1)                    629                 633

Net earnings applicable to common stock                 $ 3,126             $ 3,000

Shares:
Weighted average number of common
 shares outstanding                                      14,778              14,742
Dilutive effect of outstanding
 options and rights (as determined
 by the application of the treasury
 stock method at the higher of the
 closing or the average market price
 for the period)                                             99                 194

Weighted average number of shares
outstanding, as adjusted                                 14,877              14,936

Fully diluted earnings per share                        $  0.21             $  0.20


Exhibit 11. Statement Re Computation of Per Share Earnings (continued)

(In 000's, except per share data)
                                                 Quarters ended September 30,
                                                         1997                1996
Additional Fully Diluted Computation (2)
Earnings:
Net earnings                                          $ 3,755              $ 3,633

Shares:
Weighted average number of common shares
 outstanding                                          14,778               14,742

Dilutive effect of outstanding options and
 rights (as determined by the application of
 the treasury stock method at the higher of
 the closing or average market price for
 the period)                                             99                   194
Shares issuable from assumed exercise of
 convertible preference stock                         1,662                 1,682

Weighted average number of shares
 outstanding, as adjusted                            16,539                16,618

Fully diluted earnings per share                    $  0.23               $  0.22



(1) The inclusion of preference stock in the fully dilutive computation would have an anti-dilutive effect on earnings per share.

(2) This calculation is submitted in accordance with Securities Exchange Act of 1934, Regulation S-K, paragraph 229.601 (b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.

Exhibit 11. Statement Re Computation of Per Share Earnings

(In 000's, except per share data)

                                                 Nine Months ended September 30,

Primary                                                  1997                1996
Earnings:
Net earnings                                          $ 9,141               $10,190
Deduct dividends on preference stock                    1,888                 1,899

Net earnings applicable to common stock               $ 7,253               $ 8,291

Shares:
Weighted average number of common
 shares outstanding                                    14,774               14,726

Dilutive effect of outstanding
 options and rights (as determined
 by the application of the treasury
 stock method at the average market
 price for the period)                                     77                 153

Weighted average number of shares
 outstanding, as adjusted                              14,851              14,879

Primary earnings per share                            $  0.49             $  0.56


Fully diluted
Earnings:
Net earnings                                          $ 9,141             $10,190
Deduct dividends on preference stock (1)                1,888               1,899

Net earnings applicable to common stock               $ 7,253             $ 8,291

Shares:
Weighted average number of common
 shares outstanding                                    14,774              14,726

Dilutive effect of outstanding
 options and rights (as determined
 by the application of the treasury
 stock method at the higher of the
 closing or the average market price
 for the period)                                           85                 177

Weighted average number of shares
outstanding, as adjusted                               14,859              14,903

Fully diluted earnings per share                      $  0.49             $  0.56


Exhibit 11. Statement Re Computation of Per Share Earnings (continued)

(In 000's, except per share data)

                                                 Nine Months ended September 30,
                                                       1997        1996

Additional Fully Diluted Computation (2)
Earnings:
Net earnings                                         $ 9,141              $10,190

Shares:
Weighted average number of common shares
outstanding                                           14,774               14,726

Dilutive effect of outstanding options and
rights (as determined by the application of
the treasury stock method at the higher of
the closing or average market price for
the period)                                               85                  177

Shares issuable from assumed exercise of
convertible preference stock                           1,663                1,682

Weighted average number of shares
outstanding, as adjusted                              16,522               16,585

Fully diluted earnings per share                     $  0.55              $  0.61



(1) The inclusion of preference stock in the fully dilutive computation would have an anti-dilutive effect on earnings per share.

(2) This calculation is submitted in accordance with Securities Exchange Act of 1934, Regulation S-K, paragraph 229.601 (b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.